EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of YuMe, Inc. of our report dated April 3, 2013, relating to the financial statements of Crowd Science, Inc., which appears in YuMe, Inc.’s Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-189772) filed on August 2, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 6, 2013